
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000
(FILE NO. _________)

-------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            -------------------------

                             China Ventures Limited
                 (Name of Small Business Issuer in its Charter)

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
         Cayman Islands                                                 N/A
-------------------------------------                    ------------------------------------
(State or Other Jurisdiction of                                (I.R.S. Employer
                                                                Identification No.)
Incorporation or Organization)


80 SW 8TH STREET, MIAMI, FLORIDA 33130                                    N/A
-----------------------------------------                          -----------------
(Address of Principal Executive Offices)                              (Zip Code)


                                 (305) 810-2898
              -----------------------------------------------------
                            Issuer's Telephone Number

        Securities to be registered pursuant to Section 12(b) of the Act:

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
     Title of Each Class                                Name of Each Exchange on
     to be So Registered                                Which Each Class is to be Registered
     -------------------                                ------------------------------------

     -----------------------                            ----------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:

                                 Ordinary Shares
                            -------------------------
                                (Title of Class)

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

ITEM     1.       BUSINESS.

GENERAL

         China Ventures Limited was incorporated in the Cayman Islands in December 1999. China Ventures is not an operating company and does not have significant assets or conduct significant business. The registered office of China Ventures is located at One Capital Place, Fourth Floor, P.O. Box 847, Grand Cayman, Cayman Islands, British West Indies. China Ventures currently uses office space located at 80 SW 8th Street, Miami, Florida, as its principal executive office. The telephone number at its principal executive office is
(305) 810 2898. China Ventures currently has no employees.

         The proposed business activities of China Ventures are that of a "blank check" company. A "blank check" company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies and may issue "penny stock" securities as defined in the Exchange Act. The SEC and many states have enacted statutes, rules and regulations limiting sales of securities by "blank check" companies.

         China Ventures was formed to provide a method for an as-yet unidentified private company in the Republic of China to become a reporting "public" company whose securities are qualified for trading in the United States secondary market. There are certain perceived benefits to being a reporting company with a class of publicly-traded securities qualified for trading in the United States secondary market. These benefits are commonly thought to include the following:

         - the ability to register securities and use registered securities to acquire assets or businesses; increased visibility;
         -        the facilitation of borrowing from financial institutions;
         -        improved trading efficiency;
         -        shareholder liquidity;
         -        greater ease in subsequently raising capital;
         -        compensation of key employees through stock options;
         -        enhanced corporate image; and
         -        a presence in the United States capital markets.

         There are also many disadvantages to becoming a reporting company with a class of publicly-traded securities qualified for trading in the United States secondary market, particularly with respect to becoming a "public" company by merging with or being acquired by a blank check company. These disadvantages are commonly thought to include the following:

         - companies that merge with or acquired by a blank check "shell" company incur immediately the expenses of being a public company without the benefit of receiving proceeds in a public offering;
         - companies that go public through public offerings tend to attract financial analyst followers and increased visibility, while companies that go public without a public offering frequently receive little or no visibility;
         - financial institutions make loans based upon a company's financial statements and prospects, not its status as a company with publicly-traded securities;
         - a company's success in raising capital depends upon its performance, not with merging with or being acquired by a shell company;
         - it may be expensive for a private company to go public by merging with or being acquired by a shell company; and
         - companies which go public by merging with or being acquired by a shell company may find it difficult to raise money in the future due to the negative public perception of these types of public companies.

         A business entity, if any, which may be interested in a business combination with China Ventures may include the following:

         - a company for whom a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;
         - a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
         - a company which wishes to become public with less dilution of its common stock than may occur upon an underwriting;
         - a company which believes that it will be able obtain investment capital on more favorable terms after it has become public; and
         - a foreign company which may wish an initial entry into the United States securities market;

PLAN OF OPERATION

         China Ventures intends to merge with or acquire a business entity in exchange for China Ventures' securities. No assurances can be given that China Ventures will be successful in locating an appropriate Chinese entity or successfully negotiating a transaction with such entity. China Ventures currently has no business operations and there can be no assurances given as to the nature of the target entity, as to whether China Ventures will be able to enter into a business combination or as to the terms of the business combination. In certain instances, a target entity may wish to become a subsidiary of China Ventures or may wish to contribute assets to China Ventures rather than merge. A business combination with a target entity may involve the transfer to the target entity or its owners of the majority of the issued and outstanding common stock of China Ventures, and the substitution by the target business of its own management and board of directors.

         Management believes that it will be required to raise additional funds to sustain China Ventures during 2000. We cannot assure you that China Ventures will be able to raise sufficient funds, either through the incurrence of debt or the offering of equity securities. If China Ventures is unable to raise sufficient capital to sustain its business, it will be forced to go out of business. Management's ability to execute its business plan, as set forth below, is fully dependent on its ability to raise the necessary funds.

         China Ventures has no full time employees. Its officers and directors have agreed to allocate a portion of their time to the activities of China Ventures, without compensation. They anticipate that the business plan of China Ventures can be implemented by each of them devoting a modest number of hours to the business affairs of China Ventures. Consequently, conflicts of interest may arise with respect to the limited time commitment by them. China Ventures' officers and directors may in the future become involved with other companies which have a business purpose similar to that of China Ventures. A conflict may arise in the event that another company, or a company to be formed, with which management is affiliated seeks a target business. The Memorandum and Articles of Association of China Ventures provides that China Ventures may indemnify officers and/or directors of China Ventures for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of China Ventures could be used or attached to satisfy any liabilities subject to such indemnification.

GENERAL BUSINESS PLAN

         China Ventures' purpose is to seek, investigate and, if the investigation warrants, merge with or otherwise acquire a business entity from the People's Republic of China. If this attempt fails, China Ventures will not restrict its search to any specific business, industry, or geographical location and China Ventures may participate in a business venture of virtually any kind or nature.

         China Ventures may seek a business opportunity with an entity which has recently commenced operations, or which wishes to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. China Ventures may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

         China Ventures anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, and providing liquidity for shareholders and other factors. The officers and directors of China Ventures, however, have not conducted market research and are not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a target business.

         The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of China Ventures, who are not professional business analysts. In analyzing prospective business opportunities, management will consider such matters as the


         -         available technical, financial and managerial resources;
         -         working capital and other financial requirements;
         -         history of operations, if any;
         -         prospects for the future;
         -         nature of present and expected competition;

         - the quality and experience of management services which may be available;
         - the potential for further research, development, or exploration;
         - specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of China Ventures;
         -        the potential for growth or expansion;
         -        the potential for profit;
         - the perceived public recognition or acceptance of products, services, or trades; and
         -        name identification.

         To the extent possible, China Ventures intends to utilize written reports and personal investigation to evaluate factors. The Exchange Act requires that any merger or acquisition candidate comply with certain reporting requirements, which include providing financial statements audited in accordance with generally accepted accounting principles to be included in the reports to be filed by China Ventures under the Exchange Act. China Ventures will likely be required to file an information statement under the Exchange Act prior to consummating any transaction. Preparation of such information, including for example, translation of applicable documents from Chinese to English, will likely be costly and time-consuming. China Ventures will not acquire or merge with any company for which audited financial statements cannot be obtained.

         The officers and directors of China Ventures may not be experienced in matters relating to the business of a target entity, but will primarily rely upon their own efforts in accomplishing the business purposes of China Ventures. It is anticipated that outside consultants or advisors may be used by China Ventures to assist in the search for qualified target entities. If China Ventures does retain an outside consultant or advisor, any cash fee earned by the consultant will need to be paid by the prospective merger/acquisition candidate, as China Ventures has limited cash assets with which to pay such obligation. China Ventures may pay all or some of the consultant's or advisor's fee with previously authorized but unissued shares.

ACQUISITION OPPORTUNITIES

         We anticipate that any securities issued in a reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws, to the extent required. In some circumstances, however, as a negotiated element of its transaction, China Ventures may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If this registration occurs, of which there can be no assurance, it may be undertaken by the surviving entity after China Ventures has entered into an agreement for a business combination or has consummated a business combination and China Ventures is no longer considered a blank check company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in China Ventures' securities may have a depressive effect on the market value of China Ventures' securities if a market develops.

         With respect to any merger or acquisition, negotiations with management of the target entity are expected to focus on the percentage of China Ventures which target entity shareholders would acquire in exchange for all of their ownership in the target entity. Depending upon, among other things, the target entity's assets and liabilities, China Ventures' shareholders prior to the transaction will in all likelihood hold a minority percentage ownership interest in China Ventures following any merger or acquisition. The percentage ownership will be subject to significant reduction in the event China Ventures acquires a target entity with substantial assets. Therefore, any merger or acquisition effected by China Ventures can be expected to have a significant dilutive effect on the percentage of shares held by China Ventures' shareholders at such time.

         China Ventures will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally these agreements will require certain representations and warranties of the parties, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with China Ventures' attorneys and accountants, and will include other important terms.

         China Ventures will not acquire or merge with any entity which cannot provide audited financial statements. China Ventures will be subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the duty of China Ventures to file audited financial statements as part of its Current Report on Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as a requirement to file audited financial statements in its annual report on Form10-K. If these audited financial statements are not available at closing, or within time parameters necessary to insure China Ventures' compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target entity, the closing documents may provide that the proposed transaction can voided at the discretion of the present management of China Ventures.


         China Ventures' officers and directors have agreed that they may advance to China Ventures additional funds which China Ventures may need for operating capital and for costs in connection with searching for or completing an acquisition or merger. The officers and directors are under no obligation to make any advances to China Ventures. In the event that officers or directors of China Ventures do make advances, China Ventures does not intend to borrow funds for the purpose of repaying advances made by officers or directors or to make any payments to China Ventures' promoters, management or their affiliates.


COMPETITION

         China Ventures will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than China Ventures. In view of China Ventures's extremely limited financial resources and limited management resources, China Ventures will continue to be at a significant competitive disadvantage compared to China Ventures' competitors.

CONFLICTS OF INTEREST

         Management may agree to pay finder's fees, as appropriate and allowed, to unaffiliated persons who may bring a target business to China Ventures where that referral results in a business combination. The amount of any finder's fee will be subject to negotiation, and cannot be estimated at this time.

         Management has adopted certain policies involving possible conflicts of interest, including prohibiting any of the following transactions involving management or promoters or their affiliates or associates:

         (i)      Any lending by China Ventures to such persons; or

         (ii) The issuance of any additional securities to such persons prior to a business combination.

         These policies have been adopted by the Board of Directors of China Ventures, and any changes in these provisions would require the approval of the Board of Directors. Management does not intend to propose any such action and does not anticipate that any such action will occur.

         There are no binding guidelines or procedures for resolving potential conflicts of interest. Additionally, China Ventures' Articles of Association provide for the indemnification of the officers and directors for actions taken by these officers and directors on behalf of China Ventures, other than for actions or inactions which amount to willful neglect on the part of the officer or director.

DISPUTES

         In the event that a shareholder of China Ventures becomes involved in a dispute with China Ventures or its officers or directors, it may be difficult for this shareholder to resolve this dispute. As a Cayman Islands corporation, with a registered office in the Cayman Islands, a shareholder would likely be required to bring any suit or cause of action in the Cayman Islands. This may be difficult and costly for the China Ventures shareholders.

         China Ventures is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act.

                                  RISK FACTORS

         China Ventures's business is subject to numerous risk factors, including the following:

         WE HAVE NO OPERATING HISTORY AND MINIMAL ASSETS AND, AS A RESULT, OUR PROSPECTS ARE DIFFICULT TO EVALUATE.

         We have had no operating history nor any revenues or earnings from operations. China Ventures has no significant assets or financial resources. We will incur operating expenses without corresponding revenues, at least until the consummation of a business combination. As a result we may incur a net operating loss which will increase continuously until we can consummate a business combination with a target entity. If we are unable to fund our business, we will be forced to go out of business.

         OUR PROPOSED OPERATIONS ARE SPECULATIVE AND OUR BUSINESS MAY FAIL.

         The success of China Ventures' proposed plan of operation will depend to a great extent on the operations, financial condition and management of the target entity. While management intends to seek business combinations with entities having established operating histories, management will be spending a minimal amount of time dedicated to finding an appropriate target candidate. As a result, there can be no assurance that we will be successful in locating candidates meeting our criteria. In the event we complete a business combination, the success of our operations will be dependent upon management of the target entity and numerous other factors beyond our control. It is possible that our resources will be depleted prior to consummating a business combination.

         TRANSACTIONS INVOLVING "PENNY STOCKS" SUCH AS CHINA VENTURES ARE HIGHLY REGULATED.

         The Exchange Act defines "penny stock" as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) certify that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure is also required to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         THERE IS A SCARCITY OF AND TREMENDOUS COMPETITION FOR TARGET CANDIDATES AND COMBINATIONS.

         China Ventures is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for China Ventures. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than China Ventures and, consequently, China Ventures will be at a competitive disadvantage in identifying possible target entities and successfully completing a business combination. In addition, China Ventures will also compete with numerous other small public companies in seeking merger or acquisition candidates.

         THE COSTS OF COMPLYING WITH OUR REPORTING OBLIGATIONS UNDER THE EXCHANGE ACT MAY BE PROHIBITIVE.

         The Exchange Act requires companies subject thereto to provide certain information about their operations including certified financial statements. The time and additional costs that may be incurred by China Ventures to prepare financial statements may cause China Ventures to cease operations even after a business combination has been consummated. If China Ventures uses all of its funds and is unable to consummate a business combination or raise additional funds, it will be forced to go out of business.

         OUR MANAGEMENT TEAM HAS MINIMAL EXPERIENCE IN ANALYZING AND ACQUIRING COMPANIES AND EXPECTS TO DEVOTE A MINIMAL AMOUNT OF TIME AND EFFORT TO FINDING AN ACQUISITION CANDIDATE.

         Management has limited experience in the business of analyzing private companies and in the securities industry. In addition, while seeking a business combination, management anticipates devoting only a portion of its time to the business of China Ventures. The combined limited experience and limited time commitment of management may result in China Ventures' failure to enter into a successful business combination.

         We intend to enter into a business combination with a Chinese entity, which will expose us to risks not associated with domestic entities.

         This may expose us to many risks, including:

         -        economic downturns;
         -        currency exchange rate fluctuations;
         -        changes in governmental policy;
         -        international incidents;
         -        military outbreaks;
         -        government instability,
         -        nationalization of foreign assets; and
         -        government protectionism.

         WE ARE NOT CURRENTLY A PARTY TO AND CANNOT GUARANTEE THAT WE WILL BECOME A PARTY TO ANY ARRANGEMENT WHICH WOULD RESULT IN A BUSINESS COMBINATION.

         Although we have commenced preliminary discussions with business entities from the Republic of China, we currently have no arrangement or agreement with respect to engaging in a merger with or acquisition of any business entity. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, or without which we would not consider a business combination with such business entity.

         WE MAY BE ABLE TO PURSUE ONLY ONE BUSINESS OPPORTUNITY WHICH WOULD RESTRICT OUR ABILITY TO DIVERSIFY INTO OTHER AREAS.

         Our proposed operations, even if successful, will in all likelihood result in us engaging in a business combination with only one business opportunity. Consequently, our activities will be limited to those engaged in by the business with which we merge or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

         CHINA VENTURES HAS, AND WILL CONTINUE TO HAVE, NO CAPITAL WITH WHICH TO PROVIDE THE OWNERS OF TARGET ENTITIES.

         Although China Ventures has no capital to provide to target entities, management believes that China Ventures will be able to offer owners of target entities the opportunity to acquire ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. This, however, is no guarantee that the owners of a target entity will enter into a business combination with China Ventures.

         WE DEPEND ON KEY INDIVIDUALS AND THEY WOULD BE DIFFICULT TO REPLACE.

         While seeking a business combination, management anticipates devoting minimal hours to our business. Our officers and directors have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officers and directors. Notwithstanding the combined limited experience and limited time commitment of management, loss of the services of these individuals would adversely affect development of our business and our likelihood of continuing operations.

         OUR MANAGEMENT MAY PARTICIPATE IN OTHER ACTIVITIES WHICH MAY DIRECTLY OR INDIRECTLY CONFLICT WITH THE ACTIVITIES IN WHICH WE ARE PARTICIPATING.

         Our officers and directors participate in other ventures which may compete directly or indirectly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future. Management has adopted a policy that requires full disclosure of any potentially conflicting relationships.

         THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT MAY DELAY OR PRECLUDE THE ACQUISITION OF SOME TARGET ENTITIES.

         The Exchange Act requires companies whose securities are registered under the Exchange Act to provide information about significant acquisitions including audited financial statements for the acquired entity covering one or two fiscal years, depending on the relative size of the acquisition. It is likely that we will be required to prepare and file an information statement with the SEC prior to the consummation of any transaction. Filing the information statement will require us to prepare the financial statements for any potential acquired company in conformity with generally accepted accounting principles and to provide appropriate financial disclosure to China Ventures shareholders. The cost and effort of such an undertaking may make a potential acquisition less attractive to us.

         The time and additional costs that may be incurred by some target entities to prepare such audited financial statements may significantly delay or essentially preclude our consummation of an otherwise desirable acquisition. Acquisition prospects that do not have and are unable to obtain the required audited financial statements will not be appropriate for acquisition.

         A BUSINESS COMBINATION MAY RESULT IN A CHANGE IN CONTROL AND A CHANGE IN OUR MANAGEMENT.

         A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a target entity obtaining a controlling interest in us. Any such business combination may require our officers and directors to sell or transfer all or a portion of our common stock held by them, and to resign as members of the Board of Directors and as officers. The resulting change in control could result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

         THERE IS NO ASSURANCE THAT A TRADING MARKET WILL EVER DEVELOP IN OUR SECURITIES.

         We currently have no shares which have been registered for public sale or are eligible to be sold in any public market. We may enter into a business combination with a business entity that desires to establish a public trading market for its shares if we have shares that are trading publicly. A target entity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with China Ventures. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders or the inability to obtain an underwriter or to obtain an underwriter on terms satisfactory to the target entity.

         THERE IS NO GUARANTEE THAT A BUSINESS COMBINATION WOULD RESULT IN TAX-FREE TREATMENT.

         Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to us and the target entity; however, we cannot assure you that any business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

ITEM 2. FINANCIAL INFORMATION.

OVERVIEW.

         China Ventures was formed in December 1999. To date, China Ventures has financed its operations through the sale of equity securities. In December 1999, China Ventures raised $15,000 through a private placement of equity securities. Such funds have been used to fund the operations of China Ventures to date, including the payment of costs and expenses related to the formation of China Ventures, the private placement described above and the filing of this Form 10. As of March 31, 2000, these costs and expenses totaled approximately $21,000. Following the effectiveness of this Form 10, management estimates that its quarterly expenses will be approximately $50,000. Accordingly, management will be required to raise additional funds in the short-term to fund its operating costs and intends to raise such funds through the sale of equity securities.

PLAN OF OPERATION.

         China Ventures intends to merge with or acquire a business entity in exchange for China Ventures' securities. Initially, China Ventures will attempt to merge with or acquire a business entity from the People's Republic of China. If this attempt is not successful, China Ventures anticipates seeking out a target business through solicitation. This solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited.


ITEM 3. DESCRIPTION OF PROPERTY.

         China Ventures owns no real property and at this time has no agreements to acquire any property. China Ventures currently uses office space at 80 SW 8th Street, Miami, FL 33131 to conduct its operations. This office space is provided at no cost by an entity owned by the executive officers of China Ventures. China Ventures intends to use this office space for its operations until it identifies and completes a transaction with an operating company, at which time China Ventures expects to use the acquired company's office as its executive office. China Ventures has no written agreement for the use of this office space and may not be able to use this office space until it completes an acquisition of an operating company. Alternatively, it may be required to pay rent for the use of the office space.


ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The number of ordinary shares of China Ventures' owned by China Ventures' directors and officers and by each person who owns legally and beneficially more than five percent of China Ventures' issued and outstanding ordinary shares on May 31, 2000, the address of each such person and the percentage of the ordinary shares represented by such shares is set forth in the following table. Unless otherwise indicated all ownership is both legal and beneficial.


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         Name and Address                   Amount and Nature          Percent of Class
           of Beneficial                      of Beneficial
               Owner                              Owner

----------------------------------------------------------------------------------------------

         Hong Yang                                   123,750               49.00%
         11\F Huitong Building Finance
           and Trade District
         Haikou City
         Hainan Province
         Peoples Republic
           of China P.C.  570125

         James N. L. Chow                            121,250               48.01%
         52 Hoi Pong Road, Central
         Lei Yue Mun, Kowloon, HK

         All Executive Officers and
         Directors as a Group                        245,000               97.01%


ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

         The names, ages and terms of office of directors and executive officers of China Ventures are set forth in the following table:


         NAME                       AGE                  POSITIONS                DIRECTOR SINCE
         -----------                --------             -----------------         --------------------------
        Hong Yang                      41                Director; President        December 1999
        James N. L. Chow               42                Director; Secretary        December 1999


Hong Yang                  Mr. Yang, a citizen of the Peoples Republic of
                           China, has served as President of Hainan Zhiye
                           General Company since 1992, a conglomerate based in China and focused on real estate, hotels, restaurants, tourism, trading and ocean transportation.

James N.L. Chow            Mr. Chow, a citizen of Hong Kong, has been President
                           of Inter-Global Investments, Inc. since March 1997.
                           During that time, he has provided investment banking consulting services for various companies in the United States. Prior thereto, from August 1996 to
                           March 1997, he was Regional Financial Controller for
                           Miramar Hotel & Investment Co., Ltd. in Hong Kong.
                           From September 1993 to August 1996, Mr. Chow was
                           Financial Controller for Miramar Hotel Management
                           Group in The People's Republic of China.

         Each director is elected by holders of a majority of the ordinary shares to serve for a term of one year and until his successor is elected and qualified, which is generally at the annual meeting of shareholders. Officers serve at the will of the board, subject to possible future employment agreements which would establish term, salary, benefits and other conditions of employment. No employment agreements are currently contemplated.

ITEM 6. EXECUTIVE COMPENSATION.

         None of the officers receives any compensation for the services rendered to China Ventures.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Ricardo Bajandas, a partner in the law firm De La Pena, Villanueva & Bajandas, LLP, is a shareholder of China Ventures and acted as legal counsel from December 1999 until April 2000 in connection with the formation of China Ventures and related matters. Through April 2000, China Ventures had incurred approximately $19,700 in legal fees and expenses to Mr. Bajandas in connection with preparation and filing of this Form 10.

ITEM 8. LEGAL PROCEEDINGS.

         There is no litigation pending or threatened by or against China Ventures.

ITEM 9.  MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         There is currently no market for China Ventures' ordinary shares.

         The National Association of Securities Dealers, Inc., which administers the NASDAQ Stock Market, has established certain criteria for initial and continued eligibility for listing on the NASDAQ Stock Market. In order to qualify for listing on the NASDAQ SmallCap Market, a company must have at least
(i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00;
(iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the NASDAQ SmallCap Market, a company must have at least
(i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00;
(iv) two market makers; and (v) 300 shareholders.

         There can be no assurances that, upon a successful merger or acquisition, China Ventures will qualify its securities for listing on the NASDAQ SmallCap Market or a national or regional exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of China Ventures to qualify its securities or to meet the relevant maintenance criteria after such qualification may result in the discontinuance of the inclusion of China Ventures's securities.

         In such events, trading, if any, in China Ventures's securities may then continue in the over-the-counter market. In such case, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, China Ventures's securities.

         Holders. There were 28 holders of ordinary shares of China Ventures' as of May 31, 2000 with a total of 252,550 shares of common stock issued and outstanding.

         Dividends. Dividends on the ordinary shares can be paid lawfully only out of current and retained earnings and surplus of China Ventures, when, as and if declared by the board of directors. China Ventures has not declared or paid any dividends on the ordinary shares since inception and there is no assurance dividends will be paid in the foreseeable future. The payment of dividends in the future rests within the discretion of its board of directors and will depend, among other things, upon China Ventures's earnings, its capital requirements and its financial condition, as well as other factors which the board of directors deems relevant.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

         In December 1999, China Ventures issued and sold 2,500 ordinary shares to 25 individuals for aggregate consideration of $15,000. China Ventures did not sell these ordinary shares in reliance on any exemption from the United States federal securities laws as all purchasers were residents of the Republic of China.

         On December 16, 1999, in connection with the formation of China Ventures, Mr. Hong Yang received 123,750 ordinary shares, Mr. James Chow received 121,250 ordinary shares and Mr. Ricardo Bajandas received 5,050 ordinary shares. Each of Mr. Yang, Mr. Chow and Mr. Bajandas paid par value as consideration for the shares issued in connection with the formation of China Ventures. Mr. Yang and Mr. Chow are residents of China. Mr. Bajandas is a resident of the United States. Accordingly, no exemption was required for the issuance of ordinary shares to Mr. Yang or Mr. Chow. Mr. Bajandas purchased his ordinary shares of China Ventures in reliance on Rule 4(2) promulgated under the Securities Act. In May 2000, in connection with the termination of Mr. Bajandas' engagement with China Ventures, Mr. Bajandas agreed to transfer his ordinary shares to China Ventures.

ITEM 11. DESCRIPTION OF SECURITIES.

         The authorized capital stock of China Ventures consists of 50,000,000 ordinary shares, par value $.001 per share. The following statements relating to the capital stock are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Memorandum and Articles of Association, a copy of which is filed as an exhibit to this registration statement.

Ordinary Shares

         Holders of shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of shares do not have cumulative voting rights. Holders of ordinary shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of China Ventures, the holders of ordinary shares are entitled to share pro rata all assets remaining after payment in full of all liabilities.

         Holders of ordinary shares have no preemptive rights to purchase China Ventures's shares. There are no conversion or redemption rights or sinking fund provisions with respect to the ordinary shares.

Dividends

         China Ventures does not expect to pay dividends. Dividends, if any, will be contingent upon China Ventures' revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of China Ventures' Board of Directors. China Ventures presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Directors and Officers for the time being of China Ventures and any trustee for the time being acting in relation to any of the affairs of China Ventures and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of China Ventures from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, Officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, Officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to China Ventures may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of China Ventures may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         See Item 15.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         On February 10, 2000, Angel A. Suarez (the "Former Auditor"), the principal accountant previously engaged to audit China Ventures' financial statements, resigned as certified public accountant for China Ventures. The principal accountant's report on China Ventures' financial statements did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles. From China Ventures' formation in December 1999 and the subsequent period through February 10, 2000, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On May 19, 2000, the board of directors of China Ventures approved the engagement of Lopez Levi & Associates, LLC as the principal accountant to audit China Ventures' financial statements. Since China Ventures' formation in December 1999 and the subsequent period through May 19, 2000, prior to such appointment, China Ventures has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on China Ventures' financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

         The Former Auditor reviewed the disclosure provided in this Item 14 of Form 10 prior to its filing with the Securities and Exchange Commission.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

         Financial Statements

                  Independent Auditor's Report dated June 9, 2000
                  Balance Sheets dated as of December 31, 1999 and March 31, 2000 (unaudited)

                  Statements of Operations from December 10 (inception date) to December 31, 1999, for the three months ended March 31, 2000 (unaudited) and for the period December 10, 1999 (inception date through March 31, 2000 (unaudited))
                  Statements of Changes in Accumulated Deficit from December 10 (inception date) to December 31, 1999 and from December 10, 1999 (inception date) through March 31, 2000 (unaudited) Statement of Cash Flows from December 10 (inception date) to December 31, 1999, for the three months ended March 31, 2000 (unaudited) and for the period December 10, 1999 (inception date) through March 31, 2000 (unaudited)
                  Notes to Financial Statements

         EXHIBITS

                  3.1      Memorandum and Articles of Association of China
                           Ventures Limited
                  4.1      Specimen Stock Certificate of China Ventures Limited
                 16.1      Letter re: Change in Certifying Accountant
                 27        Financial Data Schedule

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 10 to be signed on its behalf by the undersigned thereunto duly authorized.

                                               CHINA VENTURES LIMITED


Date: June 27, 2000                     BY:       /s/ James N. L. Chow
                                           -------------------------------------------
                                                  James N.L. Chow, Secretary


                   CHINA VENTURES LIMITED FINANCIAL STATEMENTS

                                                                                                       PAGE
                                                                                                       ----

Independent Auditor's Report dated June 9, 2000                                                         F-2

Balance Sheets dated as of December 31, 1999 and                                                        F-3
March 31, 2000 (unaudited)

Statements of Operations from December 10 (inception date)                                              F-4
to December 31, 1999, for the three months ended March 31, 2000
(unaudited) and for the period December 10, 1999
(inception date through March 31, 2000 (unaudited))

Statements of Changes in Accumulated Deficit from                                                       F-5
December 10 (inception date) to December 31, 1999,
and from December 10, 1999 (inception date) through
March 31, 2000 (unaudited)

Statement of Cash Flows from December 10 (inception date)                                               F-6
to December 31, 1999, for the three months ended March 31, 2000
(unaudited) and for the period December 10, 1999 (inception
date) through March 31, 2000 (unaudited)

Notes to Financial Statements                                                                           F-7


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of China Ventures Limited
George Town
Grand Cayman Island, BWI


We have audited the accompanying balance sheets of China Ventures Limited (A Development Stage Company) as of December 31, 1999, and the related statements of operations, changes in accumulated deficit, and cash flows for the period December 10, 1999 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Ventures Limited (A Development Stage Company) as of December 31, 1999, and the results of its operations and its cash flows for the period December 10, 1999 (inception date) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage, has yet to generate operating revenues and will require a significant amount of capital to commence its planned principal operations. As reflected in the accompanying financial statements, the Company has incurred accumulated losses since inception of $20,948 and has raised an insignificant amount of capital. As such, there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Lopez Levi & Associates, LLC
Miami, Fl
June 9, 2000

                             CHINA VENTURES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                                                                     MARCH 31,
                                                                              DECEMBER 31,             2000
                                                                                  1999              (UNAUDITED)
                                                                              -------------        -------------
ASSETS

CURRENT ASSETS
     Cash                                                                     $     13,750         $      2,052
                                                                              -------------        -------------
       TOTAL CURRENT ASSETS                                                   $     13,750         $      2,052
                                                                              =============        =============


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

     Accrued expenses                                                         $     11,678         $      -
     Due to related party                                                            8,000                8,000
                                                                              -------------        -------------

       TOTAL CURRENT LIABILITIES                                                    19,678                8,000

ACCUMULATED DEFICIT
     Common stock, par value $.001 per share; 50,000,000 shares
          authorized and 252,550 shares issued and outstanding                         253                  253
     Additional paid in capital                                                     14,997               14,997
     Subscription receivable                                                          (250)                (250)
     Deficit accumulated during the development stage                              (20,928)             (20,948)
                                                                              -------------        -------------

                                                                                    (5,928)              (5,948)
                                                                              -------------        -------------

                                                                              $     13,750         $      2,052
                                                                              =============        =============


                             CHINA VENTURES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                             FOR THE PERIOD                            FOR THE PERIOD
                                                              DECEMBER 10,                              DECEMBER 10,
                                                                  1999            FOR THE THREE             1999
                                                             (INCEPTION DATE)     MONTHS ENDED        (INCEPTION DATE)
                                                                  ENDED             MARCH 31,             THROUGH
                                                              DECEMBER 31,            2000             MARCH 31, 2000
                                                                  1999             (UNAUDITED)          (UNAUDITED)
                                                           ------------------- -------------------  --------------------

ADMINISTRATIVE EXPENSES
   Accounting and legal fees                               $          20,928   $        -           $           20,928
   Bank charges                                                          -                    20                    20
                                                           ------------------- -------------------  --------------------

       NET LOSS                                            $         (20,928)  $             (20)   $          (20,948)
                                                           =================== ===================  ====================


BASIC AND DILUTED NET LOSS PER SHARE                                  $(0.08)               $0.00              $(0.08)
                                                           =================== ===================  ====================

SHARES USED IN THE CALCULATION OF
   BASIC AND DILUTED NET LOSS PER
   SHARE                                                              252,550            252,550              252,550
                                                           =================== ===================  ====================


                             CHINA VENTURES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN ACCUMULATED DEFICIT


                                                                                       DEFICIT
                                                                                     ACCUMULATED
                                                    ADDITIONAL          STOCK         DURING THE          TOTAL
                                     COMMON          PAID-IN         SUBSCRIPTION     DEVELOPMENT      ACCUMULATED
                                     STOCK           CAPITAL          RECEIVABLE         STAGE           DEFICIT
                                ---------------  ---------------  ---------------   ---------------  ---------------

Issuance of common stock
  on December 10, 1999
  (inception date) -
  250,050 shares at $.001
  per share                     $          250   $      --        $         (250)   $       --       $     --

Sale of common stock on
  December 10, 1999
  (inception date) - 2,500
  shares at $6                               3           14,997          --               --               15,000

Net Loss                               --               --               --                (20,928)       (20,928)
                                ---------------  --------------   ----------------  ---------------  ---------------

BALANCE AT
  DECEMBER 31, 1999             $          253   $       14,997   $         (250)   $     (20,928)   $     (5,928)

Net Loss (Unaudited)                                                                          (20)            (20)
                                ---------------  ---------------  ----------------  ---------------  ---------------

BALANCE AT
  MARCH 31, 2000
  (Unaudited)                   $          253   $       14,997   $         (250)   $     (20,948)   $     (5,948)
                                ==============   ===============  ================  ===============  ===============

                             CHINA VENTURES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                  FOR THE PERIOD                          FOR THE PERIOD
                                                                   DECEMBER 10,                            DECEMBER 10,
                                                                       1999            FOR THE THREE            1999
                                                                 (INCEPTION DATE)      MONTHS ENDED      (INCEPTION DATE)
                                                                     THROUGH             MARCH 31,            THROUGH
                                                                   DECEMBER 31,            2000            MARCH 31, 2000
                                                                       1999             (UNAUDITED)         (UNAUDITED)
                                                               --------------------  ------------------  -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:

NET LOSS                                                       $           (20,928)  $            (20)   $          (20,948)
Adjustments to reconcile net income to
     Net cash provided by (used in) operating activities:
         (Decrease)/Increase in accrued expenses                            11,678           (11,678)            -
                                                               --------------------  ------------------  -------------------

          Net cash provided (used) by operating
activities:                                                                 (9,250)           (11,698)              (20,948)
                                                               --------------------  ------------------  -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Borrowing from related party                                            8,000           -                        8,000
     Proceeds from issuing common stock                                     15,000           -                       15,000
                                                               --------------------  ------------------  -------------------

          Net cash provided by financing activities:                        23,000           -                       23,000
                                                               --------------------  ------------------  -------------------

NET INCREASE (DECREASE) IN CASH                                             13,750            (11,698)                2,052

CASH, beginning of period                                                        0             13,750                     0
                                                               --------------------  ------------------  -------------------

CASH, end of period                                            $            13,750   $          2,052   $             2,052
                                                               ====================  =================  ===================


                             CHINA VENTURES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

China Ventures Limited (the Company) was incorporated in the Cayman Islands on December 10, 1999 for the purpose of facilitating a Chinese private company to become a reporting public company whose securities are qualified for trading in the United States secondary market. The Company has the intention of attempting to locate and negotiate with a target business entity, initially from the People's Republic of China (PRC), to effect a merger or some other business combination, in exchange for the opportunity to acquire ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. If this initial attempt fails, the Company is not expected to restrict its search to any specific business, industry or geographical location.

As of March 31, 2000, the Company is in the development stage and has not started operations; accordingly these financial statements are prepared in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises" as issued by the Financial Accounting Standards Board."

ACCOUNTING METHOD

The Company presents its financial statements under the accrual basis of accounting, under which method revenues are recognized when earned rather than when received, and expenses are recognized when incurred rather than when paid.

EARNINGS PER SHARE

Primary and fully diluted loss per share is computed based on weighted average common shares outstanding of 252,550 at December 31, 1999.

INCOME TAXES

The Company is incorporated in the Cayman Islands and is, therefore, not subject to income taxes.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NEW ACCOUNTING PRONOUNCEMENT

SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on its financial statements.

NOTE B - GOING CONCERN

As shown in the accompanying financial statements, the Company is in the development stage, has yet to generate operating revenues and will require a significant amount of capital to commence its planned principal operations. As reflected in the accompanying financial statements, the Company has incurred accumulated losses since inception of $20,948 and has raised an insignificant amount of capital. As such, there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations.

The Company has indicated that its principal operation is to engage in a merger or acquisition with an unidentified company or companies and may issue "penny stock" securities as defined in the Securities and Exchange Act of 1934. The Company will require a significant amount of capital to commence its planned principal operations. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations.

The Company's plans include a merger and a subsequent public offering of its common stock; however there is no assurance that they will be successful in their efforts to raise capital or to obtain a business combination.

These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE C - RELATED PARTY TRANSACTIONS

A stockholder of the Company acted as legal counsel during 1999. Legal fees and incorporation costs for the year ended December 31, 1999 in the amount of $11,678 were payable to a law firm in which this stockholder is a partner.

During the year ended December 31, 1999, the Company borrowed $8,000, due on demand, from an entity related through common ownership. This amount is uncollateralized and non-interest bearing.

NOTE D - SUBSEQUENT EVENTS

The Company is in the process of filing "Form 10, General Form for Registration of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934" to register its Common Stock (under Section 12(b) of the Act). Under the Securities Exchange Act of 1934 as amended, the Company is under no obligation to file this form.

NOTE E - TRANSACTIONS WITH STATE-OWNED ENTITIES

A significant portion of the Company's transactions might be undertaken, directly or indirectly with State-owned enterprises in the PRC and on such commercial terms as determined between the relevant PRC State-owned enterprises and the Company.

NOTE F - FOREIGN CURRENCY EXCHANGE

A significant portion of the business of the Company's PRC Subsidiaries may be undertaken in Renmin (RMB), the national currency of the PRC, which is not freely convertible into the US$ or other foreign currencies.

NOTE G - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

If a merger, alliance or some other business combination is successful, the Company's operating assets and primary source of income and cash flow are expected to be its interests in its subsidiaries in the PRC. The value of the Company's interests in these subsidiaries may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for many years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social conditions. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

NOTE H - UNAUDITED FINANCIAL STATEMENTS

The unaudited financial statements presented as of March 31, 2000 and for three months ended March 31, 2000 contain all adjustments necessary, in management's opinion, for a fair presentation of financial position and results of operations.